EXHIBIT 10-3
The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan

The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan
(Adopted by Shareholders on October 8, 2013
ARTICLE A—Purpose.
The purposes of The Procter & Gamble 2013 Non-Employee Directors’ Stock Plan (the “Plan”) are to strengthen the alignment of interests between the non-employee Directors (“Participants”) and the shareholders of The Procter & Gamble Company (the “Company”) through ownership behavior and the increased ownership of shares of the Company’s common stock (“Common Stock”). This will be accomplished by allowing each Participant to elect voluntarily to convert a portion or all of his/her cash fees for services as a Director into Common Stock, Restricted Shares (as hereinafter defined), or RSUs (as hereinafter defined), and by granting Participants (i) restricted stock units or other awards related to the price of Common Stock (“RSUs”), (ii) shares of Common Stock restricted in a manner determined by the Committee (“Restricted Shares”), (iii) non-qualified options to purchase shares of Common Stock (“Stock Options”), and/or (iv) stock appreciation rights (“SARs”).
ARTICLE B—Administration.

1.
The Plan shall be administered by the Compensation & Leadership Development Committee of the Board of Directors of the Company (the “Board”), or such other committee as may be designated by the Board (the “Committee”). The Committee shall consist of not less than three (3) members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), as amended, or any successor rule or definition adopted by the Securities and Exchange Commission, or such other number of Non-Employee Directors required from time to time by such rule or any successor rule adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board. The Committee may establish such regulations, provisions, and procedures within the terms of the Plan as, in its opinion, may be advisable for the administration and operation of the Plan, and may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. The Committee shall report to the Board on the administration of the Plan not less than once each year.

2.
Subject to the express provisions of the Plan, the Committee shall have authority: (i) to allow Participants the right to elect to receive fees for services as a Director in either cash or an equivalent amount of whole shares of Common Stock, Restricted Shares, or RSUs of the Company, or partly in cash and partly in whole shares of the Common Stock, Restricted Shares, or RSUs of the Company, subject to such conditions or restrictions, if any, as the Committee may determine; (ii) to grant Participants Restricted Shares, subject to such conditions or restrictions, if any, as the Committee may determine; (iii) to grant RSUs, subject to such conditions or restrictions, if any, as the Committee may determine; (iv) to grant Participants Stock Options, subject to such conditions or restrictions, if any, as the Committee may determine; (v) to grant Participants SARs, subject to such conditions or restrictions, if any, as the Committee may determine; (vi) to make all other determinations it deems necessary or advisable for administering the Plan; and (vii) to provide for special terms for any RSUs, Restricted Shares, Stock Options, SARs, or other awards granted to Participants who are foreign nationals or who reside outside of the United States of America in order to fairly accommodate for differences in local law, tax policy, or custom and to approve such supplements to, or amendments, restatements or alternative versions of the Plan as the Committee may consider necessary or appropriate for such purposes (without affecting the terms of the Plan for any purpose); and to make all other determinations it deems necessary or advisable for administering the Plan.

ARTICLE C—Participation.
Participation in the Plan shall be limited to non-employee Directors of the Company.

ARTICLE D—Limitation on Number of Shares Available Under the Plan.

1.
Unless otherwise authorized by the shareholders, or as provided in this Article D or Article G of the Plan, the maximum aggregate number of shares available for award under the Plan shall be the shares that were authorized to be awarded under The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan (the “2003 Plan”), but that were not awarded under the 2003 Plan (approximately 694,730 shares in total).

2.
In addition to the shares authorized for award by Paragraph 1 of this Article D, any shares awarded under the Plan or the 2003 Plan, that terminate by expiration, forfeiture, cancellation, or otherwise without issuance of shares shall be available for award under the Plan.

ARTICLE E—Shares Subject to Use Under the Plan.
Shares of Common Stock to be granted by the Company or delivered by the Company upon exercise of Stock Options shall be treasury shares.
ARTICLE F—Stock Options and SARs.

1.
The exercise price for all stock options and stock appreciation rights shall be established by the Committee at the time of their grant and shall be not less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

2.
Upon the exercise of stock appreciation rights, the Participant shall be entitled to receive a redemption differential for each such stock appreciation right which shall be the difference between the then fair market value of one share of Common Stock and the exercise price of one stock appreciation right then being exercised. As determined by the Committee, the redemption differential may be paid in cash, Common Stock to be valued at its fair market value on the date of exercise, any other mode of payment deemed appropriate by the Committee, or any combination thereof.

3.
All stock options and stock appreciation rights granted hereunder shall have a maximum life of no more than ten (10) years from the date of grant and shall not be exercisable within one (1) year from the date of grant, except in the case of death of a Participant.

4.
In the case of death of a Participant, the persons to whom the Stock Options or SARs have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining Stock Options or SARs or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of such Stock Options or SARs.

5.
Stock Options are not transferable other than by will or by the laws of descent and distribution. For the purpose of exercising Stock Options or SARs after the death of the Participant, the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights with respect to the Stock Options and SARs as legatees or distributees would have after distribution to them from the Participant’s estate, subject in all respects to Article J hereof.

6.
If a Participant ceases to be a Director while holding unexercised Stock Options or SARs, such Stock Options or SARs are then void, except in the case of (i) death, in which case such Stock Options or SARS may be transferred in accordance with this Article F and Article J hereof, (ii) disability, (iii) retirement at the end of a term, (iv) retirement after attaining the age of sixty nine (69), (v) resignation from the Board following a Participant’s retirement from a principal employer in good standing under the terms of that employer’s retirement plan, or (vi) resignation from the Board for reasons of antitrust laws or the Company’s conflict of interest, corporate governance or continued service policies.

7.
Upon the exercise of a Stock Option, payment in full of the exercise price shall be made by the Participant. The exercise price may be paid for by the Participant either in cash, shares of Common Stock to be valued at their fair market value on the date of exercise, any other mode of payment deemed appropriate by the Committee, or a combination thereof. In addition to payment of the exercise price, the Committee may authorize the Company to charge a reasonable administrative fee for the exercise of any stock option.

ARTICLE G—Adjustments.
In the event of any future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off, or other change affecting the corporate structure, capitalization or Common Stock of the Company occuring after the date of approval of the Plan by the Company’s shareholders, (i) the amount of shares authorized to be issued under the Plan, (ii) the number and/or the exercise prices of shares covered by outstanding Stock Options, SARs, Restricted Shares, or RSUs, and (iii) the maximum award limits set forth in Article D and Article I, Paragraph 2 shall be adjusted appropriately and equitably to prevent dilution or enlargement of rights under the Plan. Following any such change, the term “Common Stock” shall be deemed to refer to such class of shares or other securities as may be applicable.
ARTICLE H—Grant of Common Stock, Restricted Shares or RSUs.

1.	The Committee may grant Common Stock, Restricted Shares, or RSUs to Participants under the Plan subject to such conditions or restrictions, if any, as the Committee may determine.

2.
The shares granted under this Article H shall be valued at the closing price for Common Stock on the New York Stock Exchange on the day of the grant to a Participant. All shares granted shall be full shares, rounded up to the nearest whole share.

ARTICLE I—Additional Provisions.

1.
The Board may, at any time, repeal the Plan, or may amend it, except that no such amendment may amend this paragraph, increase the total aggregate number of shares subject to the Plan, or alter the persons eligible to receive shares under the Plan. Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding grants are materially affected adversely, notice thereof shall be given to Participants holding such grants and such amendments shall not be applicable without such Participant’s written consent. If the Plan is repealed in its entirety, all theretofore granted shares subject to conditions or restrictions granted pursuant to the Plan shall continue to be subject to such conditions or restrictions. Notwithstanding this or any other provision of this Plan, Stock Options and SARs may not be re-priced or re-valued to reduce the exercise price of outstanding Stock Options or SARs or to cancel outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options or SARs, except in accordance with Article G hereof.

2.	The maximum number of shares with respect to which stock options, Common Stock, RSUs, or restricted shares may be granted to any Participant in any calendar year shall not exceed 10,000.

3.
Notwithstanding anything to the contrary in this Plan, Stock Options and SARs granted hereunder shall vest immediately, and any conditions or restrictions on Common Stock, Restricted Stock, or RSUs shall lapse, upon a “Change in Control.” A “Change in Control” shall mean the occurrence of any of the following:

(a)
An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the then outstanding shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2(a), shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)
The individuals who, as of January 1, 2014 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	The consummation of:
(i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A)
the shareholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(B)
the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(C)
no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or
(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or Voting Securities as a result of the acquisition of shares or Voting Securities by the Company which, by reducing the number of shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares or Voting Securities which increases the percentage of the then outstanding shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

ARTICLE J—Consent.
Every Participant who receives a grant of Common Stock, Stock Options, SARs, Restricted Shares, or RSUs pursuant to the Plan shall be bound by the terms and provisions of the Plan and of any grant agreement referable thereto, and the acceptance of any grant of shares or RSUs pursuant to the Plan shall constitute a binding agreement between the Participant and the Company and any successors in interest to any of them. Every person who receives Stock Options or SARs, in accordance with Article F hereof, that a Participant received pursuant to the Plan shall, in addition to such terms and conditions as the Committee may require upon such grant, be bound by the terms and provisions of the Plan and of the grant of Stock Options or SARs referable thereto, and the acceptance of any grant of shares or RSUs by such person shall constitute a binding agreement between such person and the Company and any successors in interest to any of them. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, United States of America.
ARTICLE K—Duration of Plan.
The Plan shall be effective as of January 1, 2014 and terminate on December 31, 2023 unless a different termination date is fixed by the shareholders or by action of the Board but no such termination shall affect the prior rights under the Plan of the Company or of anyone to whom Common Stock, Stock Options, SARs, Restricted Shares, or RSUs have been granted prior to such termination.
ARTICLE L—Compliance with Section 409A of the Internal Revenue Code.
To the extent applicable, it is intended that the Plan and any awards made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion and/or 20% additional tax provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any awards made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and awards hereunder may not be reduced by, or set-off against, any amount owing by a Participant to the Company or any of its Affiliates.
Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.